UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 23, 2011

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Form of Awards

On August 23, 2011, the Executive Compensation and Human Resources Committee (the “Committee”) of the Board of Directors adopted new forms of award for executive officers other than the Chief Executive Officer (“CEO”) for restricted stock awards with time-based vesting under the 1996 Stock Incentive Plan (“1996 SIP”) or 2003 Stock Incentive Plan (“2003 SIP”); for the CEO and other executive officers for restricted stock awards with performance-based vesting under the 1996 SIP or 2003 SIP; and for the CEO and other executive officers for performance unit cash awards with performance-based vesting under the 1996 SIP or 2003 SIP.  Copies of the forms of award are attached hereto as Exhibits 10.1, 10.2, and 10.3.

Prior Award Amendments

On August 23, 2011, the Committee approved the amendment of non-qualified stock option awards and restricted stock awards previously awarded to other executive officers under the 1996 SIP and 2003 SIP to revise the definition of “Change In Control” in such awards so as to be the same definition contained in similar awards granted to the CEO and the Company’s directors.  The approved form of letter amendment for such awards, which includes the revised definition, is attached hereto as Exhibit 10.4.

Adoption of 2012 Performance Goals under the Annual Cash Incentive Compensation Plans

Certain of the information below modifies and updates information provided in the Company’s previous filings.

On August 23, 2011, the Committee set the performance goals for annual cash incentives for fiscal year 2012 for the CEO, Named Executive Officers and other executive Officers of the Company under the 2010 Executive Incentive Compensation Plan (the “2010 Plan”).  Pursuant to the terms of the 2010 Plan, which is filed as an exhibit with the Company’s appropriate periodic filings under the Securities and Exchange Act of 1934, the Committee approved annual performance goals based on same restaurant sales (“SRS”); Company earnings before interest, taxes, depreciation and amortization (“EBITDA”); and the achievement of three corporate objectives pertaining to brand measures related to consumer perception, management of capital or operating expenditures, and gross revenues as measured  by a specified increase in guest check over the prior year, which objectives are also disclosed as possible performance measures in the 2010 Plan.  The value of each measurement to the total cash incentive is as follows:  SRS – 37.5%, EBITDA – 37.5%, corporate objectives – 25%.

The cash bonus potential for the CEO is 25% of base salary based on achievement of minimum performance objectives, 100% of base salary upon achievement of target performance objectives, and 137.5% of base salary based on achievement of maximum performance objectives.

For the Executive Vice President – Operations, the cash bonus potential is 20% of base salary based on achievement of minimum performance objectives, 80% of base salary based on achievement of target performance objectives, and 110% of base salary based on achievement of maximum performance.  The cash bonus potential for the Senior Vice President, Chief Financial Officer and the Senior Vice President, Chief Technology Officer is 15% of base salary upon achievement of minimum performance objectives, 60% of base salary upon achievement of target performance objectives, and 82.5% of base salary upon achievement of maximum performance objectives.  For the remaining Named Executive Officer, as defined in the Company’s proxy statement, and other executive officers of the Company, the cash bonus potential is 13% of base salary upon achievement of minimum performance objectives, 50% of base salary for achievement of target performance objectives, and 68.75% of base salary based on achievement of maximum performance goals.

Amendment to Executive Severance Plan

On August 23, 2011, the Board approved the adoption of the First Amendment to Executive Severance Plan (the “Severance Plan Amendment”).  The Severance Plan Amendment provides that the severance payment made to certain executive officers pursuant to the plan is six months’ base salary if the affected executive officer has been employed by the Company less than one year, one year’s base salary if the affected executive officer has been employed by the Company for at least one year but less than two years, and two years’ base salary if the affected executive officer has been employed by the Company for two years or more.  A copy of the Severance Plan Amendment is attached hereto as Exhibit 10.5.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT	DESCRIPTION
10.1	Form of Service-Based Restricted Stock Award (for other Executives)
10.2	Form of Performance-Based Restricted Stock Award (for CEO and other Executives)
10.3	Form of Performance Unit Award (for CEO and other Executives)
10.4	Form of Letter Amendment
10.5	First Amendment to Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Marguerite N. Duffy
Marguerite N. Duffy
Senior Vice President and
Chief Financial Officer

Date: August 29, 2011